Exhibit 99.1

CONTACT:	William George
	Chief Financial Officer	777 Post Oak Blvd, Suite 500
	(713) 830-9600	Houston, Texas 77056
713-830-9600
FOR IMMEDIATE RELEASE		Fax 713-830-9696

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

—    Net Income Increases 69.3% on Strong Revenues    —

Houston, TX – August 2, 2006 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $7,921,000 or $0.19 per diluted share, for the quarter ended June 30, 2006, as compared to net income of $4,678,000 or $0.12 per diluted share, in the second quarter of 2005. Excluding the write off of debt costs, net income from continuing operations was $5,362,000 or $0.13 per diluted share for the quarter ended June 30, 2005.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are pleased with our strong second quarter results and with the strength and improvement our operations continue to demonstrate. Significant increases in profits and revenues in our second quarter build solidly on our strong first quarter, and they add to our optimism about the future.”

The Company reported revenues from continuing operations of $264,390,000 in the current quarter, an increase of 15.2% as compared to $229,547,000 in 2005. The Company also reported free cash flow of $6,762,000 in the current quarter as compared to free cash flow of $10,808,000 in 2005. Backlog as of June 30, 2006 was $689,993,000, as compared to $726,726,000, as of March 31, 2006 on a same store basis. Backlog as of June 30, 2005 was $618,717,000 on a same store basis.

The Company reported net income for the six months ended June 30, 2006 of $12,248,000 or $0.30 per diluted share as compared to net income of $5,207,000 or $0.13 per diluted share in 2005. The Company reported net income from continuing operations for the six months ended June 30, 2006 of $12,251,000 or $0.30 per diluted share as compared to net income from continuing operations of $6,163,000 or $0.15 per diluted share. Excluding the write off of debt costs, net income from continuing operations was $6,642,000 or $0.17 per diluted share for the six months ended June 30, 2005. The Company reported revenues of $500,775,000 from continuing operations for the first six months of 2006, as compared to $423,647,000 in 2005.

Murdy continued, “Net income essentially doubled for the first half of 2006 as compared to the first half of 2005. Our recent very high backlog levels continued, although we experienced a decrease in backlog levels in our multi-family residential activities this quarter that resulted in a sequential decrease in total backlog, while total backlog was up significantly from the same quarter a year ago. The decrease in multi-family residential backlog more than accounted for the drop in total backlog, and thus backlog levels for commercial work actually increased during the second quarter.”

Bill Murdy concluded, “In recent years Comfort Systems USA has successfully executed a strategy of developing our team members and strengthening our core operations. Although we continue our focus on improving existing operations, we are also concentrating on making prudent investments in growth. With a strong balance sheet and continued strength in our core operations, we look forward to a busy and successful third quarter and year.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, August 3, 2006 at 10:00 a.m. Central Time. The call-in number for this conference call is 1-210-234-0008. A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, August 10, 2006 by calling 1-402-220-0275.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 57 locations in 51 cities around the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, retention of key management, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission. Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. These forward-looking statements speak only as of the date of this release. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial table follows –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	%	2005	%	2006	%	2005	%
Revenues	$264,390	100.0%	$229,547	100.0%	$500,775	100.0%	$423,647	100.0%
Cost of services	221,926	83.9%	191,296	83.3%	421,543	84.2%	357,279	84.3%
Gross profit	42,464	16.1%	38,251	16.7%	79,232	15.8%	66,368	15.7%

SG&A	30,414	11.5%	28,565	12.4%	60,157	12.0%	54,348	12.8%
Gain on sale of assets	(49)	—	(25)	—	(69)	—	(103)	—

Income from operations	12,099	4.6%	9,711	4.2%	19,144	3.8%	12,123	2.9%

Interest expense (income), net	(416)	(0.2)%	254	0.1%	(907)	(0.2)%	501	0.1%
Write off of debt costs	—	—	870	0.4%	—	—	870	0.2%
Other expense (income)	1	—	(65)	—	(18)	—	(75)	—
Income before taxes	12,514	4.7%	8,652	3.8%	20,069	4.0%	10,827	2.6%
Income taxes	4,797		3,769		7,818		4,664
Income from continuing operations	7,717	2.9%	4,883	2.1%	12,251	2.4%	6,163	1.5%

Discontinued operations:
Operating loss, net of income tax benefit (expense) of $(6), $25, $105, and $415	(5)		(342)		(212)		(1,093)
Estimated gain on disposition, including income tax benefit (expense) of $209, $(82), $209, and $(82)	209		137		209		137

Net income	$7,921		$4,678		$12,248		$5,207

Income per share:
Basic-
Income from continuing operations	$0.19		$0.12		$0.31		$0.16
Discontinued operations -
Loss from operations	—		—		(0.01)		(0.03)
Estimated gain on disposition	0.01		—		0.01		—
Net income	$0.20		$0.12		$0.31		$0.13

Diluted -
Income from continuing operations	$0.19		$0.12		$0.30		$0.15
Discontinued operations -
Loss from operations	—		—		(0.01)		(0.02)
Estimated gain on disposition	—		—		0.01		—
Net income	$0.19		$0.12		$0.30		$0.13

Shares used in computing income per share:
Basic	40,244		39,173		40,060		39,082
Diluted	41,209		40,107		41,045		40,131

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information (unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	%	2005	%	2006	%	2005	%
Income from continuing operations (after tax)	$7,717		$4,883		$12,251		$6,163
Write off of debt costs (after tax)	—		479		—		479
Income from continuing operations (after tax), excluding the write off of debt costs	$7,717	2.9%	$5,362	2.3%	$12,251	2.4%	$6,642	1.6%

Diluted earnings per share – income from continuing operations (after tax), excluding the write off of debt costs	$0.19		$0.13		$0.30		$0.17

Note 1:  Operating results from continuing operations, excluding the write off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties. However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on this item was computed using the pro forma effective tax rate of the Company exclusive of this charge.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	%	2005	%	2006	%	2005	%
Net income	$7,921		$4,678		$12,248		$5,207
Discontinued operations	(204)		205		3		956
Income taxes	4,797		3,769		7,818		4,664
Write off of debt costs	—		870		—		870
Other expense (income)	1		(65)		(18)		(75)
Interest (income) expense, net	(416)		254		(907)		501
Gain on sale of assets	(49)		(25)		(69)		(103)
Depreciation and amortization	1,289		1,025		2,515		1,979
Adjusted EBITDA	$13,339	5.0%	$10,711	4.7%	$21,590	4.3%	$13,999	3.3%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income, excluding discontinued operations, income taxes, write off of debt costs, other expense (income), interest (income) expense, net, gain on sale of assets and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)

Cash and cash equivalents	$67,091	$55,593
Accounts receivable, net	229,685	195,025
Receivable from sale of operations	—	23,800
Costs and estimated earnings in excess of billings	28,923	22,512
Assets related to discontinued operations	992	3,996
Other current assets	24,796	25,149
Total current assets	351,487	326,075

Property and equipment, net	14,063	12,705
Goodwill	62,954	62,954
Other noncurrent assets	6,421	6,949

Total assets	$434,925	$408,683

Current maturities of long-term debt	$—	$—
Accounts payable	76,231	71,922
Billings in excess of costs and estimated earnings	70,942	53,279
Liabilities related to discontinued operations	678	1,309
Other current liabilities	59,302	68,650
Total current liabilities	207,153	195,160

Long-term debt	—	—

Total liabilities	207,153	195,160

Total equity	227,772	213,523

Total liabilities and equity	$434,925	$408,683

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash flow from operating activities	$8,586	$11,929	$(11,922)	$6,388
Cash flow from investing activities	$(845)	$(203)	$21,810	$(4,836)
Cash flow from financing activities	$989	$(7,725)	$1,610	$(7,673)

Cash flow from operating activities	$8,586	$11,929	$(11,922)	$6,388
Purchases of property and equipment	(1,994)	(1,184)	(4,043)	(3,227)
Proceeds from sales of property and equipment	170	63	279	211
Taxes paid related to the sale of business	—	—	7,020	—
Free cash flow	$6,762	$10,808	$(8,666)	$3,372

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses,  less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.